                                                                   Exhibit 99.2

CRIIMI MAE Financial Corporation
7.00% Collateralized Mortgage Obligations
2002 Year-End Report

Principal Distribution Detail

                      Scheduled              Principal                FHA Insurance          Realized        Net Principal
                      Principal             Prepayments                  Proceeds             Losses          Distribution
                    ---------------        ------------------        -----------------       ----------      -------------
Mortgages           $ 4,733,187.13          $ 8,834,582.12           $       0.00            $   0.00         $13,567,769.25
GNMA                $14,368,243.34          $ 2,809,419.93                    N/A            $   0.00         $17,177,663.27
                    --------------          --------------           -------------           --------         ---------------
Total               $19,101,430.47          $11,644,002.05           $        0.00           $   0.00         $30,745,432.52
                    ==============          ==============           =============           ========         ==============


Interest Distribution Detail
                                                                                                                Net Interest
                                        Interest                Interest Strip        Prepayments               Distribution
                                         Amount                     Amount             Premiums           Includes Prepay Penalty
                                      --------------            -------------         --------------    ---------------------------

Mortgages                             $ 3,553,643.89            $  350,693.95          $ 11,772.04          $ 3,214,721.98
GNMA                                  $ 4,690,206.61                      N/A          $ 46,655.36          $ 4,736,861.97
                                      --------------            -------------          ------------         --------------
Total                                 $ 8,243,850.50            $  350,693.95          $ 58,427.40          $ 7,951,583.95
                                      ==============            =============          ============         ==============


Interest Payable on Bonds                                                                                    Additional
                                         Beginning                Interest              Interest              Interest
                                          Balance               Rate (Fixed)             Payable              Payable
                                      ---------------           ------------          --------------        -----------

                                      $100,727,532.74                  7.00%          $ 6,417,765.97        $      0.00



Balance Information
-------------------
Principal Balance of Collateral
                                                   Actual Beginning               Actual Principal                 Actual Ending
                                                       Balance                         Payable                         Balance
                                                   ----------------               ----------------             -------------------
Mortgages                                          $   45,987,110.77              $13,567,769.25                $  32,419,341.52
GNMA                                               $   61,612,055.58              $17,177,663.27                $  44,434,392.31
                                                   -----------------              --------------                ----------------
Total                                              $  107,599,166.35              $30,745,432.52                $  76,853,733.83
                                                   =================              ==============                ================

Principal Balance of Bonds
                                                      Beginning                     Principal                        Ending
                                                       Balance                       Payable                         Balance
                                                   ---------------                --------------               -------------------

                                                   $100,727,532.74                $30,745,432.52                $ 69,982,100.22


CRIIMI MAE Financial Corporation
7.00% Collateralized Mortgage Obligations
2002 Year-End Report (continued)


Delinquency Information

Delinquent Mortgage Loans

                                                One Month         Two Months            Three Months+          Foreclosures
                                                ---------         ----------            -------------         --------------
Number                                                  0                 0                       2                       0
Scheduled Ending Principal Balance              $    0.00         $    0.00             $      0.00            $       0.00
Actual Ending Principal Balance                 $    0.00         $    0.00             $ 66,730.70            $       0.00


Delinquent Mortgage Loans Detail

                                                                                         Stated
                                                Months            Loan                  Principal               Status of
                                                Delinq.           Number                 Balance               Foreclosure
                                                -------           ------                ---------              --------------

                                           Assigned to HUD        158925                $ 35,837.38                 N/A
                                           Assigned to HUD        158926                $ 30,893.32                 N/A

Liquidations

                                    Loan              Nature of            Final Recovery                FHA         Realized
                                   Number            Liquidation            Determination              Proceeds        Loss
                                   ------            -----------           --------------              --------     ----------

                                        0                      0                        0              $   0.00      $   0.00

CRIIMI MAE Financial Corporation
7.00% Collateralized Mortgage Obligations
2002 Year-End Report (continued)

Other Information

P&I Advances

Aggregate P&I Advances                                                 $0.00
Aggregate unreimbursed P&I Advances                                    $0.00
Interest on P&I Advances paid to Master Servicer                       $0.00
Interest accrued on unreimbursed P&I Advances                          $0.00


Realized Losses

Aggregate Realized Losses incurred                                     $0.00


Fees

                                Master                           Trustee
                              Servicing Fee                        Fee
                            ----------------                   -----------

Mortgages                   $   20,018.27                      $  3,603.29
GNMA                        $   29,258.75                      $  5,266.57
                            -------------                      -----------
Total                       $   49,277.02                      $  8,869.86
                            =============                     =============


Disclaimer Notice
-----------------
Notice: This report has been prepared by or based on information furnished to State Street Bank and Trust Company ("State Street") by one or more third parties (e.g. Servicer, Master Servicer, etc.). State Street shall not have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representation or warranty with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties and shall have no liability for any inaccuracies therein or caused thereby.


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